SEC Form 3, Form 4 and Form 5 and Application for EDGAR Access
(Form ID) Confirmation of Authority to Sign

Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Security," "Form 4--Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being a Managing Director of Babson Capital Management LLC, an Advisor to MassMutual Corporate Investors and MassMutual Participation Investors (each, a "Trust"), hereby appoint and designate Mark Godin, Melissa Busso, Ruth Howe, Ann Malloy and Melissa LaGrant and each of them singly, my true and lawful power of attorney with full power to (a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and the Trust said SEC Forms 3 4 and/or 5 with respect to shares of the Trust purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Trust required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.



Signature and Date:                         8/3/2008
                 -------------------------------------------------------------
Name:    Ben Silver
Title:   Officer of Adviser